EXHIBIT 32.1

CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q

Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Harry & David Holdings, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: November 14, 2006

By:	/s/ WILLIAM H. WILLIAMS
William H. Williams President and Chief Executive Officer

By:	/S/ STEPHEN V. O’CONNELL
Stephen V. O’Connell Chief Financial Officer and Chief Administrative Officer